Exhibit 10.4

Huateng Century HQ Park

Property Lease Contract

Lessor: Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd.

Lessee: China Liberal (Beijing) Education Technology Co., Ltd.

Date of Signing: May 29, 2018

Property Lease Contract

Lessor: Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd.

Address: 9# Courtyard, Chenjialin, Balizhuang Village, Gaobeidian Town, Chaoyang District, Beijing Municipality

Lessee: China Liberal (Beijing) Education Technology Co., Ltd.

Address: Room A-1301, Floor 2, Building 3, 30# Courtyard, Shixing Street, Shijingshan District, Beijing Municipality

According to the relevant national laws and regulations, and based on the principles of voluntariness, equality and mutual benefits, the Lessor and the Lessee have entered into this Contract through negotiation.

Chapter I: Leased Unit and Purpose

1.	The Lessor agrees to lease the property as described in Schedule II hereto (hereinafter referred to as “Leased Unit”) to the Lessee, which is located at [Huateng Century HQ Park] namely [Chaoyang District Balizhuang Cultural Creative Industrial Park], 9# Courtyard, Chenjialin, Balizhuang Village, Gaobeidian Town, Chaoyang District, Beijing Municipality (hereinafter referred to as “Park”).

2.	The Lessee shall rent the Leased Unit only for the purpose of office and training.

3.	The Lessee shall rent and use the Leased Unit according to Customer Service Manual of Huateng Century HQ Park (hereinafter referred to as “Customer Manual”) and Decoration Manual of Huateng Century HQ Park (hereinafter referred to as “Decoration Manual”) as established by the property management company appointed by the Lessor, namely Beijing Tonghexinda Assets Management Co., Ltd. (hereinafter referred to as “Property Company”).

4.	In order to reasonably use the Leased Unit, the Lessee has the right to jointly use the public area and facilities of the Park with other users of the Park according to the provisions of Customer Manual.

Chapter II: Lease Term, Rent-free Period, Delivery and Renewal

1.	See Schedule III hereto for the lease term and the starting date and ending date thereof.

2.	See Schedule III hereto for the rent-free period and the starting date and ending date thereof. Within the rent-free period, the Lessee shall not pay rental; however, the Lessee shall pay the property management service fee, electricity charges, water charges, communication charges, gas charges (if any) arising from the use of the Leased Unit by the Lessee, as well as all other expenses that shall be assumed by user as specified in Customer Manual.

3.	The Lessee shall fully pay the deposit to the Lessor as scheduled and prepay the rental of the three months after the rent-free period, and shall prepay the property management service fee of 55 days within the rent-free period and that of three months after the rent-free period to the property management company; in such case, the Lessor shall deliver the Leased Unit to the Lessee according to the delivery standards as described in Schedule II as from the starting date of the lease term; otherwise the Lessor shall deliver the Leased Unit as soon as the Lessee has fully paid up the aforesaid amounts.

4.	The Parties agree that the renewal upon the expiration of the lease term shall subject to the provisions of Schedule VI hereto.

Chapter III: Rental, Property Management Service Fee, other Expenses and Payment Method

1.	The Lessee shall, within 3 working days as from the date of signing of this Contract, prepay the rental of the three months after the rent-free period, and shall prepay the property management service fee of 55 days within the rent-free period and that of three months after the rent-free period to the property management company.

2.	The Lessee shall, from the 20th to 25th day of each month of the lease term, prepay the renal, property management service fee and parking fee of next month to the Lessor and the property management company according to the standards as described in Schedule IV hereto.

3.	The Lessee shall, according to Customer Manual of the Park and relevant public service supply rules, timely and directly pay the electricity charges, water charges, communication costs, gas charges (if any), etc as incurred by the Lessee in the Leased Unit to the Lessor or the property management company of the Park in full.

4.	All taxes (if any) relating to this Contract shall be respectively assumed and paid by the Lessor or the Lessee according to Chinese laws.

Chapter IV: Deposit

1.	The Lessee shall, within 3 working days as from the date of signing of this Contract, pay the rental deposit as specified in Schedule V hereto and the property management service fee deposit as described in Schedule V to the Lessor. Rental deposit and property management service fee deposit are collectively referred to as deposit, so as to guarantee that the Lessee will fully comply with all provisions of this Contract.

2.	If the lease term hereunder expires or if the Contract is early terminated or dissolved, after the Lessee has returned the Leased Unit in conformity with the provisions hereof to the Lessor or the property management company, the Lessor shall decide to refund the deposit according to the following circumstances after having deducted the rental, property management service fee, other expenses, penalty, compensation , etc that shall be assumed by the Lessee:

2.1	If the Lessee’s registered address is not in the Park, the Lessor shall refund the deposit to the Lessee without interest within 15 days after the Lessee has paid up all expenses and moved out of the Park as scheduled.

2.2	If the registered address of the Lessee and/or other subsidiary or branch of the Lessee’s group, other representative office or affiliated enterprise (affiliated enterprises include controlling enterprise, shareholding enterprise, the enterprise with the same shareholder or legal person) is in the Park, the Lessee shall settle up all expenses and move out of the Park and shall complete the change of registered address within 15 working days. The Lessor shall refund the deposit to the Lessee without interest within 15 days after the Lessee has provided the copy of document of registered address change. If the Lessee and/or other subsidiary or branch of the Lessee’s group, other representative office or affiliated enterprise (affiliated enterprises include controlling enterprise, shareholding enterprise, the enterprise with the same shareholder or legal person) fail to handle the procedures of change of enterprise registered address within 2 months after having moved out of the Park, the Lessor has the right not to refund the deposit to the Lessee, and the Lessee shall assume all consequences arising therefrom.

3.	At any time of the lease term, the deposit shall equal to the sum of 3 months’ house rental and property management service fee. If the deposit is insufficient, the Lessee shall make up the insufficiency within 3 working days after the receipt of the written notice from the Lessor and (or) property management company.

4.	The Lessor and the property management company shall issue a receipt within 3 working days after having actually received the deposit as fully paid by the Lessee, and shall issue the invoice in conformity with the national regulations after having actually received the rental and property management service fee, etc as fully paid by the Lessee.

Chapter V: The Lessee’s Responsibilities

Except as specified by other provisions of this Contract, the Lessee shall assume the following responsibilities:

1.	The Lessee represents and warrants that it has obtained all necessary authority and approval to sign this Contract and rent the Leased Unit according to the provisions of this Contract.

2.	The Lessee shall fully comply with and perform the Customer Manual of the Park and relevant public service supply rules. The Lessee shall neither noise or odd smell in the Park or the Leased Unit to impact other users, nor harass other users, nor damage, contaminate, misuse or block the public place or facilities of the Park, nor use the Leased Unit for any purpose other than the lease purpose hereunder, nor conduct gambling, immoral, illegal or improper activities by the use of the Leased Unit.

3.	The Lessee shall, according to the provisions of this Contract, timely and directly pay the property management service fee, governmental taxes, electricity charges, water charges, communication costs, gas charges (if any), etc to the Lessor or the property management company of the Park in full.

4.	Without the prior written consent of the Lessor, the Lessee may not sublet or sublease the Leased Unit in any form. [However, the Lessee may lend the Leased Unit to other subsidiary or branch of the Lessee’s group, other representative office or affiliated enterprise (affiliated enterprises include controlling enterprise, shareholding enterprise, the enterprise with the same shareholder or legal person), provided that the Lessee shall produce corresponding certificate to the Lessor.]

5.	The Lessee shall properly use and maintain the facilities in the Leased Unit (including all roofs, walls, platform, electric light, door, window, equipment, fixing device, pipes, etc (if any, same as below) (except reasonable wear and tear and the damage attributable to any defect of such facilities), and shall keep them in good and tidy state. The Lessee shall assume relevant repair costs in respect of the damage arising from the improper use of the Lessee.

6.	By a prior written notice to the Lessee, the Lessor, the property management company or their agent shall have the right to enter and examine the use and repair circumstances of the Leased Unit at reasonable time, provided that the daily operation of the Lessee shall not be prejudiced. The Lessee shall actively cooperate with the Lessor or the property management company in examining and repairing the Leased Unit. The Lessee shall compensate for the personal injury or property damage as suffered by the Lessor or a third party due to the delay of the Lessee in repairing the Leased Unit.

7.	Within six months prior to the completion of performance of this Contract, by a two working days’ prior written notice to the Lessee, the Lessor or its agent shall have the right to check the Leased Unit with new lessee at reasonable time. However, the Lessor shall reduce the impact upon the normal work of the Lessee in the Leased Unit as much as possible while entering, examining or checking the Leased Unit.

8.	The Lessee must fully comply with and perform the provisions of Customer Manual and Decoration Manual of the Park. Without the prior written consent of the Lessor and the property management company, the Lessee may not make any change to the internal or external structure and/or equipment and facilities of the Leased Unit (including but not limited to ornament, decoration, or demolishing or changing pipes or electric circuit, etc, same as below).

9.	The Lessee shall have the right to equally use the public area and facilities of the Park with other persons. Meanwhile, the Lessee shall keep the public area clean and keep the equipment and facilities in good condition. The Lessee shall assume the repair costs if it causes any damage to any equipment and facilities of the public area (excluding natural wear and force majeure).

10.	The Lessee may not make any decoration or rebuilding works, unless its decoration and rebuilding scheme have been agreed by the Lessor in writing. If the Lessee needs to obtain the prior approval from the governmental department, the Lessee shall also handle corresponding examination and approval procedures. The Lessee may not change the main structure and/or load bearing of the Leased Unit.

11.	Without the written consent of the Lessor and the property management company, the Lessor may not occupy or rebuild any area other than the Leased Unit.

12.	The Lessee may not place weapons, ammunition, illegal things, flammables or any such things that exceed the load of the floor in the Leased Unit.

13.	The Lessee shall be liable for any casualty or losses as suffered by the Lessee, licensor or visitor in the Leased Unit for any reason whatsoever.

14.	If the lease term hereunder expires or the Contract is early terminated as specified herein, the Lessee shall, according to the provisions of Customer Manual, handle move-out procedures with the property management company and shall restore the Leased Unit to the available state according to the requirements of the property management company.

15.	The Lessee may not hang its sign board on the façade of the Leased Unit; if necessary, the Lessee must obtain the written consent from the Lessor.

Chapter VI: The Lessor’s Responsibilities

Except as specified by other provisions of this Contract, the Lessor shall assume the following responsibilities:

1.	The Lessor represents and warrants that it owns the lease right and income right of the Leased Unit and has the power to sign this Contract and lease the Leased Unit to the Lessee according to the provisions of this Contract.

2.	The Lessor shall actively handle the relevant examination and approval procedures (such as fire fighting acceptance, completion acceptance, etc) of the Leased Unit and obtain relevant certificates.

3.	At the time of delivering the Leased Unit to the Lessee, the Lessor shall provide the list of all fixing devices and equipment of the Leased Unit. The Lessee shall timely check and sign such list as proof. (Besides, the Lessor will not assume the cleaning and any other services of the Leased Unit, but the property management company may provide compensated services.)

4.	Provided that the Lessee fully complies with all provisions of this Contract, the Lessor shall guarantee that the Lessee will use the Leased Unit without obstruction, and that the Lessee will not be disturbed by the Lessor and/or its mortgagee or lawful principal.

5.	The Lessor shall contact with the property management company of the Park, cause the property management company to provide management services, maintain and repair the roofs, main walls, elevators, public parts and facilities of the Park, and shall pay the non-recurring repair costs other than management expenses.

6.	If, within the lease term, the Lessor transfer the Leased Unit or the “Park” where the Leased Unit is located to any third party in whole or in part, the Lessor undertakes that such third party will continue performing all rights and obligations of the Lessor hereunder in replace of the Lessor.

7.	If the Lessor takes back the Leased Unit due to force majeure or the default of the Lessee, the Lessor shall refund double the deposit to the Lessee, and shall pay a penalty to the Lessee according to the renal corresponding to the rent-free period.

Chapter VII: Termination

1.	In case of any of the following events, the Lessor may unilaterally terminate this Contract, and 1) the deposit as paid by the Lessee according to this Contract shall be taken as penalty and will not be refunded; 2) the Lessee shall make up the rental corresponding to the rent-free period as penalty; 3) the Lessee shall compensate for all economic losses as suffered by the Lessor:

1.1	The Lessee fails to pay any rental, property management service fee, deposit or other expenses for more than 30 days of delay.

1.2	The Lessee announces bankrupt, or is applied for bankruptcy by the creditor, or becomes insolvent;

1.3	The Lessee conducts illegal operation;

1.4	The Lessee changes the main structure of the Leased Unit without permission;

1.5	The Lessee sublets, subleases or otherwise actually sublets or subleases the Leased Unit without the Lessor’s written consent;

1.6	The Lessee damages the equipment or facilities of the Leased Unit or the Park without the Lessor’s permission, and fails to repair them within the reasonable time as notified by the Lessor in writing.

In case of any of the aforesaid events, the Lessor has the right to immediately terminate this Contract by a notice. The Lessee must immediately move out of the Leased Unit; otherwise, in addition to penalty and liability for compensation as specified in the foregoing, the Lessee shall pay a penalty to the Lessor according to double the monthly rental per day of delay, from the date when the Lessee shall move out but fails to move out of the Leased Unit to the date when the Lessee actually moves out of the Leased Unit.

2.	If the Lessee cannot or feels difficult to use the Leased Unit due to force majeure, the Parties shall properly reduce or suspend the payment of rental through negotiation according to the reality. If the aforesaid event lasts for more than three months, either party may immediately terminate this Contract by a written notice to the other party.

3.	The Lessor and the Lessee agree that if the Contract is early terminated according to the provisions as agreed by the Parties, such termination shall be legally binding upon the Parties.

Chapter VIII: Liabilities for Breach

1.	If the Lessee fails to fully pay the rental, property management fee and/or other use fee of the Leased Unit that are payable as scheduled herein (whether urged by the Lessor), the Lessee shall pay late fee to the Lessor at the rate of 0.2% per day of delay, from the date when the arrears becomes due and payable to the date when the Lessee has actually paid them.

2.	If the Lessee throws the lease and move out of the Leased Unit without permission, the deposit paid by the Lessee to the Lessor will not be refunded, the Lessee must make up the rental corresponding to the rent-free period as penalty, and the Lessor reserves the right of recovery against the Lessee.

3.	If the Lessee causes any loss or damage to the Leased Unit and its fixing devices and/or equipment (except reasonable wear and tear and the damage attributable to any defect of such facilities), the Lessee must make compensation to the Lessor.

4.	The Lessor shall not be liable for any losses arising from the failure or suspension of the elevator, public lighting, air conditioning, electric light, water supply of the Park attributable to the cause of a third party (excluding the third party as invited, entrusted or appointed by the Lessor), except that the Lessor has fault. The Lessor shall not be liable for any losses as suffered by the Lessee due to the name change of the Park.

5.	In no event shall the Lessor be liable for any losses as suffered by the Lessee due to the act, negligence or fault of any other user of the Park, except that the Lessor has fault.

6.	If any person investigates against the Lessor for responsibilities due to the fault of the Lessee, which brings any losses due to the Lessor, the Lessee must make corresponding compensation to the Lessor, including all expenditures, attorney’s fee, litigation costs, etc as paid by the Lessor.

7.	The Lessor receiving rental of the Lessee shall not mean that the Lessor waive the right to investigates against the Lessee for the liability for non-performance.

8.	The Lessee shall ensure that its users, employees, licensees or visitors who use the Leased Unit shall comply with all provisions of this Contract; any breach of this Contract by any such person shall be deemed as the breach of the Lessee.

9.	If the Lessor delays in delivering the Leased Unit due to the Lessor’s cause, the rent-free period of the Lessee shall be increased by one day per day of delay, and so on, and the starting date of the lease term hereunder shall be postponed. If the Lessor delays in delivering the Leased Unit for more than three natural days, the Lessee has the right to choose to unilaterally dissolve this Contract at any time, and the Lessor and the property management company shall fully refund the deposit as paid by the Lessee (without interest) within 10 days after the dissolution of this Contract, and the Lessor shall additionally pay the penalty equal to three months’ (after the rent-free period) rental to the Lessee; however, the Lessor shall not assume any other liability for compensation to the Lessee.

Chapter IX: Miscellaneous

1.	The interpretation, performance and dispute resolution of this Contract shall be governed by Chinese laws and the relevant regulations of Beijing Municipality.

2.	Any dispute relating to this Contract or the performance hereof shall be settled by the Parties through friendly negotiation. In case negotiation fails, either party hereto has the right to lodge a suit to the competent people’s court of the place where the Park is located.

3.	For the purpose of this Contract, “Leased Unit” shall include any part of the Leased Unit.

4.	The schedules hereto shall form a part of this Contract.

5.	This Contract constitutes an entire agreement between the Parties in respect of the Leased Unit, and supersedes all previous discussion, representations and agreements of the Parties.

6.	This Contract may not be modified unless the Parties sign a written document.

7.	This Contract is written in Chinese. The English translation (if any) of this Contract is only for reference and has no force.

8.	This Contract shall become effective as soon as this Contract has been signed by the legal representatives or authorized representatives of the Parties and stamped with official seals (or special contract seals) and the Lessee has fully paid the deposit, initial rental and property management service fee to the Lessor and (or) the property management company within 3 working days after the signing of this Contract. This Contract is made in four originals of the same legal force, two for each party hereto.

(No Text Below)

Execution Page

Lessor: Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd.
Seal:
Authorized Representative: (Signature)
Tel: 01085781050
Special Contract Seal of Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd. (Seal)

Lessee:
Seal:
Authorized Representative: (Signature)
Tel:
Date of Signing: May 29, 2018
Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

Schedule I (Copy of Business License of the Lessee)

Schedule II (Leased Unit and Location, Plan and Delivery Standards)

Room 201, 202, 203, 204, 205, 207, 208, 209, Floor 2, Building 1, [Huateng Century HQ Park] namely [Chaoyang District Balizhuang Cultural Creative Industrial Park], 9# Courtyard, Chenjialin, Balizhuang Village, Gaobeidian Town, Chaoyang District, Beijing Municipality

Lease area of the Leased Unit (namely building area) is 909 m2 (subject to being finally measured). Delivery standards: rough (without door and suspended ceiling; cement mortar surface; waterproof puffy).

See Diagram of the Leased Unit (Shaded Area)

House Stratification Diagram

Schedule III (Lease Term)

Lease Term:	the lease term of the Leased Unit is 48 months in total from June 1, 2018 to May 31, 2022 (including the starting date and ending date).

Rent-free Period:	the rent-free period of the Leased Unit shall be 55 days from June 1 to July 25, 2018 (including the starting date and ending date).

Schedule IV (Rental, Property Management Service Fee, Parking Fee)

Part 1 – Rental (paid by the Lessee to the Lessor)

Rental:	Part 1 – rental (paid by the Lessee to the Lessor)

From June 1, 2018 to May 31, 2020, the rental shall be RMB 5.14/day per square meters of building area, monthly rental shall be (RMB 142,114.58), (calculation formula: lease area [909] m2 * RMB [5.14] /day per square meters of building area * 365 days/12 months = [RMB 142,114.58]/month)

From June 1, 2020 to May 31, 2022, the renal shall be increased by 8%, namely RMB 5.55/day per square meters of building area, monthly rental shall be (RMB 153,483.74), (calculation formula: lease area [909] m2 * RMB [5.55] /day per square meters of building area * 365 days/12 months = [RMB 153,483.74]/month)

The rental of the three months after the rent-free period is RMB 426,343.74 in total, which shall be paid by the Lessee to the Lessor within 3 working days after the date of signing of this Contract. Except the initial rental as paid above, the Lessee shall, from the 20th to 25th day of each month of the lease term, prepay the renal of next month to the Lessor according to the aforesaid standards.

Bank account for receiving rental:

Payee: Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd.

Opening Bank: Industrial and Commercial Bank of China Co., Ltd. Beijing Shilipu Sub-branch

Account No.: 0200212409000065097

Part 2 – Property Management Service Fee (paid by the Lessee to the property management company)

Property management service fee shall be RMB 0.86/day per square meters of building area, monthly property management service fee shall be (RMB 23,777.93), (calculation formula: lease area [909] m2 * RMB [0.86] /day per square meters of building area * 365 days/12 months = [RMB 23,777.93]/month)

If the property management service fee will be adjusted after the third year, the adjustment range shall be based on the property management operating costs of the property management company as appointed by the Lessor, namely Beijing Tonghexinda Assets Management Co., Ltd.

The property management service fee of 55 days in the rent-free period shall be RMB 42,995.7 in total, which shall be prepaid by the Lessee to Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd. within 3 working days after the date of signing of this Contract.

The property management service fee of the three months after the rent-free period is RMB 71,333.79 in total, which shall be paid by the Lessee to the property management company within 3 working days after the date of signing of this Contract. Except the initial property management service fee as paid above, the Lessee shall, from the 20th to 25th day of each period of the lease term, prepay the property management fee of next month to the property management company according to the aforesaid standards.

Bank account for receiving property management fee:

Payee: Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd.

Opening Bank: Industrial and Commercial Bank of China Co., Ltd. Beijing Shilipu Sub-branch

Account No.: 0200212409000065097

Within the lease term, the payment cycle of the property management service fee: the Lessee shall pay property management fee to Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd. once every three months.

Part 3 – Parking Fee

Parking Fee	Within the lease term, the Lessor provides 0 parking lot to the Lessee free of charge.

Parking lot rental: RMB / /month/vehicle (paid by the Lessee to the Lessor)

Parking lot management fee: RMB / /month/vehicle (paid by the Lessee to the Lessor)

Within the lease term, the Lessor provides / aboveground parking lot to the Lessee.

Parking lot rental: RMB / /month/vehicle (paid by the Lessee to the Lessor)

Parking lot management fee: RMB / /month/vehicle (paid by the Lessee to the Lessor)

The Lessee shall actively handle parking lot procedures with the property management company at the time of delivery.

Schedule V (Deposit)

Unless otherwise stated by this Contract, the deposit shall be equal to the sum of the following amounts:

1.	Rental deposit (paid by the Lessee to the Lessor):

From June 1, 2018 to May 31, 2022, the deposit shall be three months’ rental, namely RMB 426,343.74. The rental deposit RMB / as previously paid by the Lessee shall be automatically transferred to a part of rental deposit, and the Lessee shall make up the insufficiency.

2.	Property management service fee deposit (paid by the Lessee to the Lessor):

From June 1, 2018 to May 31, 2022, the deposit shall be three months’ property management fee, namely RMB 71,333.79. The property management fee deposit RMB / as previously paid by the Lessee shall be automatically transferred to a part of property management fee deposit, and the Lessee shall make up the insufficiency.

Bank account for receiving deposit:

Payee: Beijing Zhongmei Star International Film & TV Cultural Media Co., Ltd.

Opening Bank: Industrial and Commercial Bank of China Co., Ltd. Beijing Shilipu Sub-branch

Account No.: 0200212409000065097

Schedule VI (Renewal)

If the Lessee desires to continue renting the Leased Unit after the expiration of this Contract, the Lessee shall notify the Lessor in writing six months prior to the expiration of the lease term.

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